As filed with the Securities and Exchange Commission on August 6, 2010

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMTECH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Arizona	86-0411215
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

131 South Clark Drive Tempe, Arizona 85281 (Address of Principal Executive Offices, Including Zip Code) 2007 Employee Stock Incentive Plan (Full Title of the Plan)

Bradley C. Anderson	Copy to:
Chief Financial Officer	Christopher D. Johnson, Esq.
Amtech Systems, Inc.	Scott I. Gruber, Esq.
131 South Clark Drive	Squire, Sanders & Dempsey L.L.P.
Tempe, Arizona 85281	1 E. Washington Street, Suite 2700
(480) 967-5146	Phoenix, Arizona 85004
(602) 528-4000
(Name, Address and Telephone Number, including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $.01 per share	900,000 shares	$10.105	$9,094,500	$648.44
____________________

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock of the registrant that become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of common stock of the registrant. This registration statement shall cover such additional shares. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to registrant’s 2007 Employee Stock Incentive Plan, as amended (the “Plan”).

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. This registration statement on Form S-8 relates to 900,000 additional shares of common stock, par value $.01, of the registrant, issuable pursuant to the Plan. A registration statement on Form S-8 covering 500,000 shares (before stock splits and stock dividends) was previously filed with respect to the Plan (registration no. 333-145454 filed August 15, 2007).

(3)
Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price is based upon the average of the high and low prices of the common stock as reported on the NASDAQ Global Select Market on August 3, 2010.

EXPLANATORY NOTE

     INCORPORATION BY REFERENCE: Pursuant to General Instruction E to Form S-8, the contents of registration statement no. 333-145454 is incorporated herein by this reference.

     REGISTRATION OF ADDITIONAL SHARES: This registration statement on Form S-8 is filed by the registrant to register 900,000 additional shares of common stock, par value $.01 per share, of the registrant, which may be issued pursuant to an amendment to the Plan authorized by the shareholders of the registrant on March 11, 2010.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     In this registration statement, the terms “we,” “our,” “us,” “Amtech,” the “registrant” and the “Corporation” refer to Amtech System, Inc. The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this registration statement. Information that we file with the SEC in the future and incorporate by reference in this registration statement automatically updates and supersedes previously filed information as applicable.

     We incorporate by reference into this registration statement the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 (the “Exchange Act”) in accordance with the Exchange Act and applicable SEC rules:
  Annual Report on Form 10-K for the fiscal year ended September 30, 2009.
  Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009.
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010.
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010.
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 from our definitive proxy statement on Schedule 14A filed with the SEC on January 28, 2010.
  The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act; and
  All other reports filed that we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to September 30, 2009.
     We also incorporate by reference into this registration statement all documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement and before the filing of a post-effective amendment to this registration statement which indicates all securities offered hereunder have been sold or that deregisters all securities then remaining unsold.

     You may request a copy of these filings, which we shall deliver to you, together with all exhibits thereto, at no cost, by writing or telephoning us as follows:

Amtech Systems, Inc.
Attention: Robert T. Hass
131 South Clark Drive
Tempe, Arizona 85281
(480) 967-5146

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this registration statement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this registration statement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this registration statement or in any documents previously incorporated by reference have been modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 10-851 of Arizona’s Revised Statutes enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Arizona law does not permit the elimination of a director's or officer's liability: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; and (ii) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Amtech pursuant to the foregoing provision, Amtech has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

     Pursuant to Amtech’s Articles of Incorporation, it shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including, but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person.

     Whenever any existing or former director, officer, employee, or agent shall report to the President of the corporation or the chairman of the Board of Directors that he or she has incurred or may incur expenses, including, but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith, whether in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines, in good faith, that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent criminal intent, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

     Amtech has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of Amtech, or that may arise out of their status as directors or officers of the registrants, including liabilities under the federal and state securities laws.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
No.	Description
4.3	2007 Employee Stock Incentive Plan, as amended*
5.1	Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality of shares**
23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1 hereto)
23.2	Consent of Mayer Hoffman McCann, P.C. **
24	Powers of attorney **
____________________

*	Incorporated herein by reference to Amtech’s current report on Form 8-K, filed with the SEC on March 17, 2010
**	Filed herewith

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on August 6, 2010.

Amtech Systems, Inc.

By:	/s/ Bradley C. Anderson
Bradley C. Anderson
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Chief Executive Officer and
*	Director (Principal Executive	August 6, 2010
Jong S. Whang	Officer)
Vice President -- Finance, Chief
Financial Officer, Treasurer and
*	Secretary (Principal Financial	August 6, 2010
Bradley C. Anderson	Officer)

*	Chief Accounting Officer (Principal	August 6, 2010
Robert T. Hass	Accounting Officer)

*	Director	August 6, 2010
Michael Garnreiter

*	Director	August 6, 2010
Alfred W. Giese

*	Director	August 6, 2010
Egbert Jan Geert Goudena

*	Director	August 6, 2010
Jeong Mo Hwang

*	Director	August 6, 2010
Robert F. King
* By:	/s/ Bradley C. Anderson
Bradley C. Anderson, Attorney-In-Fact **
____________________

**       By authority of the power of attorney filed as Exhibit 24 hereto.

EXHIBIT INDEX

Exhibit
No.	Description
4.3	2007 Employee Stock Incentive Plan, as amended*
5.1	Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality of shares**
23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1 hereto)
23.2	Consent of Mayer Hoffman McCann, P.C. **
24	Powers of attorney **
____________________

*	Incorporated herein by reference to Amtech’s current report on Form 8-K, filed with the SEC on March 17, 2010
**	Filed herewith